ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
NEW PERSPECTIVE FUND, INC.
 NEW PERSPECTIVE FUND, INC. a corporation organized and existing under and by virtue of the laws of the State of Maryland and having its principal office in the City of Baltimore in that State (the "Corporation"), does hereby certify:
 FIRST: The Articles of Incorporation of the Corporation are hereby amended in the following respect:
 1. Article V is hereby amended in its entirety to read as follows:
                                V.
CAPITAL STOCK
(1) The total number of shares of stock of all classes and series which the Corporation has authority to issue is two billion (2,000,000,000) shares of capital stock (par value $0.001 per share), amounting in aggregate par value to two million dollars ($2,000,000).
(2) Unless otherwise prohibited by law, so long as the Corporation is registered as an open-end company under the Investment Company Act, the Board of Directors shall have full power and authority, without the approval of the holders of any outstanding shares, to increase or decrease the number of shares of capital stock or the number of shares of capital stock of any class or series that the Corporation has authority to issue.
(3) As used in these Articles of Incorporation, a "series" of shares represents interests in the same assets, liabilities, income, earnings and profits of the Corporation; each "class" of shares of a series represents interests in the same underlying assets, liabilities, income, earnings and profits, but may differ from other classes of such series with respect to fees and expenses or such other matters as shall be established by the Board of Directors. The Board of Directors of the Corporation shall have full power and authority, from time to time, to classify and reclassify any authorized but unissued shares of stock of the Corporation, including, without limitation, the power to classify or reclassify unissued shares into series, and to classify and reclassify a series into one or more classes of stock that may be invested together in the common investment portfolio in which the series is invested, by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such shares of stock. All shares of stock of a series shall represent the same interest in the Corporation and have the same preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as the other shares of stock of that series, except to the extent that the Board of Directors provides for differing preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of shares of stock of classes of such series as determined pursuant to Articles Supplementary filed for record with the State Department of Assessments and Taxation of Maryland, as otherwise determined pursuant to these Articles or by the Board of Directors in accordance with law.
(4) Initially, the shares of capital stock of the Corporation shall be all of one class and series designated as "common stock." Notwithstanding any other provision of these Articles, upon the first classification of unissued shares of stock into additional series, the Board of Directors shall specify a legal name for the outstanding series, as well as for the new series, in appropriate charter documents filed for record with the State Department of Assessments and Taxation of Maryland providing for such name change and classification, and upon the first classification of a series into additional classes, the Board of Directors shall specify a legal name for the outstanding class, as well as for the new class or classes, in appropriate charter documents filed for record with the State Department of Assessments and Taxation of Maryland providing for such name change and classification.
(5) The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of all series of capital stock of the Corporation and classes of such series (unless provided otherwise by the Board of Directors with respect to any such additional series (or class thereof) at the time it is established and designated):
(a) Assets Belonging to Series. All consideration received by the Corporation from the issue or sale of shares of a particular series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any investment or reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Corporation. Such consideration, assets, income, earnings, profits and proceeds, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, together with any General Items (as defined below) allocated to that series as provided in the following sentence, are herein referred to collectively as "assets belonging to" that series. In the event that there are any assets, income, earnings, profits or proceeds of the Corporation which are not readily identifiable as belonging to any particular series (collectively, "General Items"), such General Items shall be allocated by or under the supervision of the Board of Directors to and among any one or more of the series established and designated from time to time in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable; and any General Items so allocated to a particular series shall belong to that series. Each such allocation by the Board of Directors shall be conclusive and binding for all purposes.
(b) Liabilities of Series. The assets belonging to each particular series shall be charged with the liabilities of the Corporation in respect of that series, including any class thereof, and all expenses, costs, charges and reserves attributable to that series, including any such class, and any general liabilities, expenses, costs, charges or reserves of the Corporation which are not readily identifiable as pertaining to any particular series, shall be allocated and charged by or under the supervision of the Board of Directors to and among any one or more of the series established and designated from time to time in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable. The liabilities, expenses, costs, charges and reserves allocated and so charged to a series are herein referred to collectively as "liabilities of" that series. Each allocation of liabilities, expenses, costs, charges and reserves by or under the supervision of the Board of Directors shall be conclusive and binding for all purposes.
(c) Dividends and Distributions. Dividends and capital gains distributions on shares of a particular series may be paid with such frequency, in such form and in such amount as the Board of Directors may determine by resolution adopted from time to time, or pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Board of Directors may determine, after providing for actual and accrued liabilities of that series. All dividends on shares of a particular series shall be paid only out of the income belonging to that series and all capital gains distributions on shares of a particular series shall be paid only out of the capital gains belonging to that series. Such dividends and distributions may vary between or among classes of a series to reflect differing allocations of liabilities and expenses of such series between or among such classes to such extent as may be provided in or determined pursuant to Articles Supplementary filed for record with the State Department of Assessments and Taxation of Maryland or as may otherwise be determined by the Board of Directors. All dividends and distributions on shares of a particular series (or class thereof) shall be distributed pro rata to the holders of that series (or class thereof) in proportion to the number of shares of that series (or class thereof) held by such holders at the date and time of record established for the payment of such dividends or distributions, except that in connection with any dividend or distribution program or procedure, the Board of Directors may determine that no dividend or distribution shall be payable on shares as to which the stockholder's purchase order and/or payment have not been received by the time or times established by the Board of Directors under such program or procedure.
 Dividends and distributions may be paid in cash, property or additional shares of the same or another class or series or a combination thereof, as determined by the Board of Directors or pursuant to any program that the Board of Directors may have in effect at the time for the election by stockholders of the form in which dividends or distributions are to be paid. Any such dividend or distribution paid in shares shall be paid at the current net asset value thereof.
 (d) Voting. On each matter submitted to a vote of the stockholders, each holder of shares shall be entitled to one vote for each share standing in his name on the books of the Corporation, irrespective of the series or class thereof, and all shares of all series and classes shall vote as a single class ("Single Class Voting"); provided, however, that (i) as to any matter with respect to which a separate vote of any series or class is required by the Investment Company Act or by the Maryland General Corporation Law, such requirement as to a separate vote by that series or class shall apply in lieu of Single Class Voting; (ii) in the event that the separate vote requirements referred to in clause (i) above apply with respect to one or more (but less than all) series or classes, then, subject to clause (iii) below, the shares of all other series and classes shall vote as a single class; and (iii) as to any matter which does not affect the interest of a particular series or class, including liquidation of another series as described in subsection (g) below, only the holders of shares of the one or more affected series shall be entitled to vote.
 Notwithstanding any provision of law requiring the authorization of any action by a greater proportion than a majority of the total number of shares of all classes and series of capital stock or of the total number of shares of any class or series of capital stock entitled to vote as a separate class, such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of shares of all classes and series outstanding and entitled to vote thereon, or of the class or series entitled to vote thereon as a separate class, as the case may be, except as otherwise provided in the charter of the Corporation.
 (e) Redemption by Stockholders. Each holder of shares of a particular series shall have the right at such times as may be permitted by the Corporation to require the Corporation to redeem all or any part of his shares of that series, at a redemption price per share equal to the net asset value per share of that series next determined after the shares are properly tendered for redemption, less such redemption fee or sales charge, if any, as may be established by the Board of Directors in its sole discretion. Payment of the redemption price shall be in cash; provided, however, that if the Board of Directors determines, which determination shall be conclusive, that conditions exist which make payment wholly in cash unwise or undesirable, the Corporation may, to the extent and in the manner permitted by the Investment Company Act, make payment wholly or partly in securities or other assets belonging to the series of which the shares being redeemed are a part, at the value of such securities or assets used in such determination of net asset value.
 Notwithstanding the foregoing, the Corporation may postpone payment of the redemption price and may suspend the right of the holders of shares of any series to require the Corporation to redeem shares of that series during any period or at any time when and to the extent permissible under the Investment Company Act.
 (f) Redemption by Corporation. The Board of Directors may cause the Corporation to redeem at their net asset value the shares of any series (or class thereof) held in an account having, because of redemptions or exchanges, a net asset value on the date of the notice of redemption less than the minimum initial investment in that series (or class thereof) specified by the Board of Directors from time to time in its sole discretion, provided that at least 60 days prior written notice of the proposed redemption has been given to the holder of any such account by mail, postage prepaid, at the address contained in the books and records of the Corporation and such holder has been given an opportunity to purchase the required value of additional shares.
 (g) Liquidation. In the event of the liquidation of a particular series as herein contemplated, the stockholders of the series that is being liquidated shall be entitled to receive, as a class, when and as declared by the Board of Directors, the excess of the assets belonging to that series over the liabilities of that series. The holders of shares of any particular series shall not be entitled thereby to any distribution upon liquidation of any other series. The assets so distributable to the stockholders of any particular series shall be distributed among such stockholders in proportion to the number of shares of that series held by them and recorded on the books of the Corporation. The liquidation of any particular series in which there are shares then outstanding may be authorized by vote of a majority of the Board of Directors then in office, without any action by the holders of the outstanding voting securities of that series, as defined in the Investment Company Act, and without the vote of the holders of shares of any other series. The liquidation of a particular series may be accomplished, in whole or in part, by the transfer of assets of such series to another series or by the exchange of shares of such series for the shares of another series.
 (h) Net Asset Value Per Share. For the purposes referred to in these Articles of Incorporation, the net asset value of shares of the capital stock of the Corporation of each series and class as of any particular time (a "determination time") shall be determined by or pursuant to the direction of the Board of Directors as follows:
  (i) At times when a series is not classified into multiple classes, the net asset value of each share of stock of a series, as of a determination time, shall be the quotient obtained by dividing the net value of the assets of the Corporation belonging to that series (determined as hereinafter provided) as of such determination time by the total number of shares of that series then outstanding, including all shares of that series which the Corporation has agreed to sell for which the price has been determined, and excluding shares of that series which the Corporation has agreed to purchase or which are subject to redemption for which the price has been determined.
  The net value of the assets of the Corporation belonging to a series shall be determined in accordance with sound accounting practice by deducting from the gross value of the assets of the Corporation belonging to that series (determined as hereinafter provided), the amount of all liabilities of that series, in each case as of such determination time.
  The gross value of the assets of the Corporation belonging to a series as of such determination time shall be an amount equal to all cash, receivables, the market value of all securities for which market quotations are readily available and the fair value of other assets of the Corporation belonging to that series at such determination time, all determined in accordance with sound accounting practice and giving effect to the following:
  (ii) At times when a series is classified into multiple classes, the net asset value of each share of stock of a class of such series shall be determined in accordance with subsections (i) and (iii) of this Section (h) with appropriate adjustments to reflect differing allocations of liabilities and expenses of such series between or among classes to such extent as may be provided in or determined pursuant to Articles Supplementary filed for record with the State Department of Assessments and Taxation of Maryland or as may otherwise be determined by the Board of Directors.
  (iii) The Board of Directors is empowered, in its discretion, to establish other methods for determining such net asset value whenever such other methods are deemed by it to be necessary or desirable, including, without limiting the generality of the foregoing, any method deemed necessary or desirable in order to enable the Corporation to comply with any provision of the Investment Company Act or any rule or regulation thereunder. Subject to the applicable provisions of the Investment Company Act, the Board of Directors, in its sole discretion, may prescribe and shall set forth in the By-Laws of the Corporation or in a duly adopted resolution of the Board of Directors such bases and times for determining the value of the assets belonging to, and the net asset value per share of outstanding shares of, each series, or the net income attributable to such shares, as the Board of Directors deems necessary or desirable. The Board of Directors shall have full discretion, to the extent not inconsistent with the Maryland General Corporation Law and the Investment Company Act, to determine which items shall be treated as income and which items as capital and whether any item of expense shall be charged to income or capital.
 (i) Equality. All shares of each particular series shall represent an equal proportionate interest in the assets belonging to that series (subject to the liabilities of that series), and each share of any particular series shall be equal to each other share of that series. The Board of Directors may from time to time divide or combine the shares of any particular series into a greater or lesser number of shares of that series without thereby changing the proportionate interest in the assets belonging to that series or in any way affecting the rights of holders of shares of any other series.
 (j) Conversion or Exchange Rights. (i) Subject to compliance with the requirements of the Investment Company Act, the Board of Directors shall have the authority to provide that holders of shares of any class or series shall have the right to exchange said shares into shares of one or more other class or series of shares in accordance with such requirements and procedures as may be established by the Board of Directors.
  (ii) At such times (which may vary among shares of a class) as may be determined by the Board of Directors, shares of a particular class of a series may be automatically converted into another class of such series based on the relative net asset value of such classes at the time of conversion, subject, however, to any conditions of the conversion that may be imposed by the Board of Directors.
(6) (a) Shares of the various classes of each series of capital stock shall represent the same interest in the Corporation and have, except as provided to the contrary in any subsequently filed charter document, identical voting, dividend, liquidation, and other rights, terms and conditions with any other shares of capital stock of that series; provided however, that notwithstanding anything in the charter of the Corporation to the contrary, shares of the various classes of a series shall be subject to such differing front-end sales loads, contingent deferred sales charges, fees or expenses under a plan of distribution or other arrangement related to distribution of shares issued by the Corporation, and administrative, recordkeeping, or service fees, each as may be established from time to time by the Board of Directors in accordance with the Investment Company Act and any rules or regulations promulgated thereunder and applicable rules and regulations of self-regulatory organizations and as shall be set forth in the applicable prospectus for the shares; and provided further that expenses related solely to a particular class of a particular series of capital stock (including, without limitation, fees or expenses under a plan of distribution and administrative expenses under an administration or service agreement, plan or other arrangement, however designated) shall be borne solely by such class and shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of the class in question.
 (b) As to any matter with respect to which a separate vote of any class of a series is required by the Investment Company Act or by the Maryland General Corporation Law (including, without limitation, approval of any plan, agreement or other arrangement referred to in subsection (a) above), such requirement as to a separate vote by that class shall apply in lieu of Single Class Voting, and if permitted by the Investment Company Act or the Maryland General Corporation Law, the classes of more than one series shall vote together as a single class on any such matter which shall have the same effect on each such class. As to any matter which does not affect the interest of a particular class of a series, only the holders of shares of the affected classes of that series shall be entitled to vote.
 (c) In furtherance but not in limitation of this Article V, and without limiting the ability of the Corporation to effect a transaction contemplated by this paragraph under authority of applicable law or any other independent provision of the charter, the assets belonging to a particular class or series of shares of capital stock may be invested partially or entirely in the shares of a registered or unregistered investment company formed to implement a "master-feeder" or similar structure operated in conformity with the Investment Company Act and orders issued pursuant thereto, or in any similar structure however designated. The Corporation shall also be authorized to exchange the assets belonging to a class or series for shares in such a registered or unregistered investment company formed to be a master portfolio upon the approval of the Board of Directors and without further authorization by the shareholders of the class or series in question or any other class or classes or series of capital stock of the Corporation.
(7) The Corporation may issue and sell fractions of shares of capital stock having pro rata all the rights of full shares, including, without limitation, the right to vote and to receive dividends, and wherever the words "share" or "shares" are used in the charter or By-Laws of the Corporation, they shall be deemed to include fractions of shares where the context does not clearly indicate that only full shares are intended.
(8) The Corporation shall not be obligated to issue certificates representing shares of any class or series of capital stock. At the time of issue or transfer of shares without certificates, the Corporation shall provide the stockholder with such information as may be required under the Maryland General Corporation Law.
(9) Any determination as to any of the following matters made by or pursuant to the direction of the Board of Directors consistent with these Articles of Incorporation and in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of duties, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of capital stock of the Corporation, of any series or class, namely, the amount of the assets, obligations, liabilities and expenses of the Corporation or belonging to any series or with respect to any class; the amount of the net income of the Corporation from dividends and interest for any period and the amount of assets at any time legally available for the payment of dividends with respect to any series or class; the amount of paid-in surplus, annual or other net profits, or net assets in excess of capital, undivided profits, or excess of profits over losses on sales of securities belonging to the Corporation or any series or class; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged) with respect to the Corporation or any series or class; the market value, or any sale, bid or asked price to be applied in determining the market value, of any security owned or held by the Corporation; the fair value of any other asset owned or held by the Corporation; the number of shares of stock of any series or class issued or issuable; the existence of conditions permitting the postponement of payment of the repurchase price of shares of stock of any series or class or the suspension of the right of redemption as provided by law; any matter relating to the acquisition, holding and disposition of securities and other assets by the Corporation; any question as to whether any transaction constitutes a purchase of securities on margin, a short sale of securities, or an underwriting of the sale of, or participation in any underwriting or selling group in connection with the public distribution of any securities; and any matter relating to the issue, sale, repurchase or other acquisition or disposition of shares of stock of any series or class.
 2. Articles VII and VIII are deleted in their entirety.
 3. Articles IX and X are renumbered accordingly.
 SECOND:   (a)  As of immediately before the increase the total number of shares of stock of all classes which the Corporation has authority to issue is 1,100,000,000 shares of Common Stock (par value $1.00 per share).
    (b) As increased the total number of shares of stock of all classes which the Corporation has authority to issue is 2,000,000,000 shares of Common Stock (par value $0.001 per share).
    (c) The aggregate par value of all shares having a par value is $1,100,000,000 before the increase and $2,000,000 as increased.
 THIRD: The aforesaid amendments were declared advisable and approved by a resolution of a majority of the entire Board of Directors of the Corporation at meetings held on September 23, 1999 and December 2, 1999.
 FOURTH: That, pursuant to resolution of the Board of Directors, a meeting of the shareholders of said Corporation was duly called and held on December 1, 1999, as adjourned to December 16, 1999, upon notice, duly given, at which meeting the necessary number of shares as required by statute were voted in favor of the amendments.
 FIFTH: The amendment of the Articles of Incorporation as hereinabove set forth has been duly advised by the Board of Directors and approved by the shareholders of the Corporation.
 IN WITNESS WHEREOF, NEW PERSPECTIVE FUND, INC. has caused these Articles of Amendment to be signed in its name and on its behalf by its Vice President and attested by its Secretary, and the said officers of the Corporation further also acknowledge said instrument to be the corporate act of the Corporation and state and certify under the penalty of perjury that to the best of their knowledge, information and belief, the matters and facts therein set forth with respect to authorization and approval thereof are true and correct in all material respects, all on December 17, 1999.
    NEW PERSPECTIVE FUND INC.
    By  /s/ Cathy M. Ward
     Cathy M. Ward, Vice President
ATTEST:
By /s/ Vincent P. Corti
 Vincent P. Corti, Secretary
State of                California
County of          Los Angeles
On        December 17, 1999       before me,
                               , Notary Public
                                       DATE NAME, TITLE OF OFFICER - E.G.,
"JANE DOE, NOTARY PUBLIC"
personally appeared        Cathy M. Ward and Vincent P. Corti
                                                 NAME(S) OF SIGNER(S)
j personally known to me - OR - j proved to me on the basis of satisfactory evidence to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument the persons, or the entity upon behalf of which the persons acted, executed the instrument.
WITNESS my hand and official seal.
  ______________________________________
                                              SIGNATURE OF NOTARY
                           NEW PERSPECTIVE FUND, INC.
                             ARTICLES SUPPLEMENTARY
 New Perspective Fund, Inc., a Maryland corporation having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:
 FIRST: (a) The Board of Directors of the Corporation has divided and further classified the unissued shares of the authorized common stock of the Corporation as a class, designated "Class B". The remaining shares of common stock, including the shares currently issued and outstanding, shall be referred to as "Class A" shares. The authorized shares of each such class of common stock shall consist of the sum of (x) the outstanding shares of that class and
(y) one-half (1/2) of the authorized but unissued shares of all classes of common stock; PROVIDED HOWEVER, that in the event application of the above formula would result, at the time, in fractional shares of one or more classes, the number of authorized shares of each such class shall be rounded down to the nearest whole number of shares; and PROVIDED, FURTHER, that at all times the aggregate number of authorized Class A and Class B shares of common stock shall not exceed the authorized number of shares of common stock (I.E., 2,000,000,000 shares until changed by action of the Board of Directors in accordance with
Section 2-208.1 of the Maryland General Corporation Law).
    (b) The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Class A shares of the Corporation are set forth in the Charter of the Corporation. The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Class B shares of the Corporation are set forth below.
 SECOND: Except to the extent provided otherwise by the Charter of the Corporation, the Class A shares and the Class B shares of the Corporation shall represent an equal proportionate interest in the assets of the Corporation (subject to the liabilities of the Corporation) and each share shall have identical voting, dividend, liquidation and other rights; PROVIDED, HOWEVER, that notwithstanding anything in the Charter of the Corporation to the contrary:
 (i) Class A shares and Class B shares may be issued and sold subject to different sales loads or charges, whether initial, deferred or contingent, or any combination thereof, as may be established from time to time by the Board of Directors in accordance with the Investment Company Act of 1940 and applicable rules and regulations of self-regulatory organizations and as shall be set forth in the applicable prospectus for the shares;
 (ii) Expenses, costs and charges which are determined by or under the supervision of the Board of Directors to be attributable to the shares of a particular class may be charged to that class and appropriately reflected in the net asset value of, or dividends payable on, the shares of that class;
 (iii) Except as otherwise provided hereinafter, on the first Friday of the first calendar month following the expiration of a 96-month period commencing on the first day of the calendar month during which Class B shares were purchased by a holder thereof (if such Friday is not a business day, on the next succeeding business day), such shares (as well as a pro rata portion of any Class B shares purchased through the reinvestment of dividends or other distributions paid on all Class B shares held by such holder) shall automatically convert to Class A shares on the basis of the respective net asset values of the Class B shares and the Class A shares on the conversion date; PROVIDED, HOWEVER, that the Board of Directors, in its sole discretion, may suspend the conversion of Class B shares if any conversion of such shares would constitute a taxable event under federal income tax law (in which case the holder of such Class B shares shall have the right to exchange from time to time any or all of such Class B shares held by such holder for Class A shares on the basis of the respective net asset values of the Class B shares and Class A shares on the applicable exchange date and without the imposition of a sales charge or fee); and PROVIDED, FURTHER, that conversion (or exchange) of Class B shares represented by stock certificates shall be subject to tender of such certificates; and
 (iv) Subject to the foregoing paragraph, Class A shares and Class B shares may have such different exchange rights as the Board of Directors shall provide in compliance with the Investment Company Act of 1940.
 THIRD: The foregoing amendment to the Charter of the Corporation does not increase the authorized capital stock of the Corporation.
 FOURTH: The aforesaid shares have been duly classified by the Board of Directors pursuant to authority and power contained in the Charter of the Corporation.
 IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Chairman of the Board and attested by its Secretary on this 5th day of January, 2000.
  NEW PERSPECTIVE FUND, INC.
 By:
  Walter P. Stern
  Chairman of the Board
ATTEST:
By:
 Vincent P. Corti
 Secretary
 The undersigned, Chairman of the Board of New Perspective Fund, Inc., who executed on behalf of said Corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles Supplementary to be the corporate act of the Corporation and hereby certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

  Walter P. Stern
  Chairman of the Board